Exhibit 99.1

Covetrus Declares Dividend on Perpetual Convertible Preferred Stock

PORTLAND, Maine - June 25, 2020 - Covetrus™ (NASDAQ: CVET), a global leader in animal-health technology and services, announced today its board of directors has declared a quarterly cash dividend to holders of its 7.50% Series A Convertible Preferred Stock of $8.653846 per share payable on June 30, 2020 to holders of record on June 19, 2020.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions. Such statements are subject to numerous risks and uncertainties. Factors that could adversely affect our business and prospects are set forth in our public filings with the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts
Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com